Exhibit 10.4

Cynthia L Gibson Executive Vice President, Chief Legal Officer & Corporate Secretary	9721 Sherrill Blvd. | Knoxville, TN 37932 865-560-4440 cynthia.gibson@scrippsnetworks.com

Amendment No. 3 to

Employment Agreement

March 3, 2014

Mr. Kenneth W. Lowe

9721 Sherrill Boulevard

Knoxville, TN 37932

Re:	Amendment to Employment Agreement

Dear Ken:

This Amendment No. 3 (this “Amendment”) to your Employment Agreement with Scripps Networks Interactive, Inc. (the “Company”), dated as of March 29, 2010, as amended as of October 6, 2010 and August 1, 2012 (the “Employment Agreement”), amends the Employment Agreement as expressly stated herein.

1.	Term. The first sentence of Section 1 of the Employment Agreement is amended by deleting “December 31, 2015” and replacing it with “December 31, 2016”.

2.	Annual Salary. The first sentence of Section 3(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

“For all the services rendered by you in any capacity under this Agreement, the Company agrees to pay you $1,420,000 a year in base salary (“Annual Salary”), less applicable deductions and withholding taxes, in accordance with the Company’s payroll practices as they may exist from time to time during the Term.”

3.	No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Employment Agreement are and will remain in full force and effect and shall be binding on the parties thereto. References in the Employment Agreement or in any other document to the Employment Agreement shall refer to the Employment Agreement, as amended hereby.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

Kenneth W. Lowe

March 3, 2014

If the foregoing correctly sets forth our understanding, please sign, date and return all three copies of this Amendment to the undersigned for execution on behalf of the Company; after this Agreement has been executed by the Company and a fully-executed copy returned to you, it shall constitute a binding agreement between us.

Sincerely yours,

/s/ Cynthia L. Gibson
Cynthia L. Gibson
EVP, Chief Legal Officer & Corporate Secretary

ACCEPTED AND AGREED:

/s/ Kenneth W. Lowe
Kenneth W. Lowe